Exhibit 99.1

UNITED TEACHER ASSOCIATES INSURANCE COMPANY

Financial Statements

Years ended December 31, 2014, 2013 and 2012
with report of Independent Auditors

Ernst & Young LLP 1900 Scripps Center 312 Walnut Street Cincinnati, OH 45202	Tel: +1 513 612 1400 Fax: +1 513 612 1730 ey.com

Report of Independent Auditors

Board of Directors
United Teacher Associates Insurance Company

We have audited the accompanying financial statements of United Teacher Associates Insurance Company, which comprise the balance sheets as of December 31, 2014 and 2013, and the related statement of earnings, comprehensive income, changes in equity and cash flows for each of the three years in the period ended December 31, 2014, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United Teacher Associates Insurance Company at December 31, 2014 and 2013, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2014, in conformity with U.S. generally accepted accounting principles.

September 3, 2015

A member firm of Ernst & Young Global Limited

UNITED TEACHER ASSOCIATES INSURANCE COMPANY
BALANCE SHEET
(Dollars in Thousands, Except Per Share Data)

	December 31
	2014	2013
Assets:
Cash and cash equivalents	$42,372	$19,774
Investments:
Fixed maturities, available for sale at fair value (amortized cost - $861,910 and $835,844)	983,088	903,645
Equity securities, available for sale at fair value (cost - $59,441 and $38,354)	61,833	39,988
Policy loans	15,930	16,361
Other investments	2,455	4,683

Total cash and investments	1,105,678	984,451

Recoverables from reinsurers	185,128	184,077
Deferred policy acquisition costs	52,133	52,725
Accrued investment income	11,535	11,449
Other assets	6,160	4,785

Total assets	$1,360,634	$1,237,487

Liabilities and Equity:
Annuity benefits accumulated	$194,785	$199,945
Life, accident and health reserves	947,642	793,393
Net deferred tax liability	3,483	12,382
Other liabilities	12,541	16,208

Total liabilities	1,158,451	1,021,928

Shareholder's Equity:
Common stock, par value - $1 per share:
- 5,000,000 shares authorized
- 2,500,005 shares issued and outstanding	2,500	2,500
Capital surplus	149,040	138,119
Retained earnings	30,336	39,423
Accumulated other comprehensive income, net of tax	20,307	35,517

Total shareholder's equity	202,183	215,559

Total liabilities and shareholder's equity	$1,360,634	$1,237,487

See notes to financial statements.

UNITED TEACHER ASSOCIATES INSURANCE COMPANY
STATEMENT OF OPERATIONS
(In Thousands)

	Year Ended December 31
	2014	2013	2012
Revenues:
Life, accident and health net earned premiums	$70,883	$72,883	$152,646
Net investment income	59,942	53,724	52,797
Realized gains (losses) on securities (*)	(5,505)	7,809	21,056
Other income	19	183	369

Total revenues	125,339	134,599	226,868

Cost and expenses:
Annuity benefits	6,274	7,957	8,341
Life, accident and health benefits	106,742	103,741	192,213
Insurance acquisition expenses, net	15,094	19,162	99,848
Other operating and general expenses	11,759	15,542	19,184

Total costs and expenses	139,869	146,402	319,586

Loss before income taxes	(14,530)	(11,803)	(92,718)
Income tax benefit	(5,443)	(4,575)	(32,533)

Net loss	$(9,087)	$(7,228)	$(60,185)

(*) Consists of the following:

Realized gains (losses) before impairments	$(769)	$9,084	$21,320

Losses on securities with impairment	(4,877)	(1,275)	(253)
Non-credit portion recognized in other comprehensive income (loss)	141	-	(11)
Impairment charges recognized in earnings	(4,736)	(1,275)	(264)
Total realized gains (losses) on securities	$(5,505)	$7,809	$21,056

See notes to financial statements.

UNITED TEACHER ASSOCIATES INSURANCE COMPANY
STATEMENT OF COMPREHENSIVE INCOME
(In Thousands)

	Year Ended December 31
	2014	2013	2012
Comprehensive Income (Loss):
Net loss	$(9,087)	$(7,228)	$(60,185)
Other comprehensive income (loss), net of tax:
Net unrealized gains (losses) on securities:
Unrealized holding gains (losses) on securities arising during the period	(18,788)	33,457	13,972
Reclassification adjustment for realized losses (gains) included in net loss	3,578	(5,076)	(13,686)
Total net unrealized gains (losses) on securities	(15,210)	28,381	286
Total comprehensive income (loss), net of tax	$(24,297)	$21,153	$(59,899)

See notes to financial statements.

UNITED TEACHER ASSOCIATES INSURANCE COMPANY
STATEMENT OF CHANGES IN EQUITY
(Dollars in Thousands)

			Shareholder's Equity

	Common Shares	Common Stock and Capital Surplus	Retained Earnings	Accumulated Other Comp Inc (Loss)	Total
Balance at January 1, 2012	2,500,005	$98,324	$106,836	$6,850	$212,010
Net loss	-	-	(60,185)	-	(60,185)
Other comprehensive income	-	-	-	286	286
Capital contribution from parent	-	4,000	-	-	4,000
Other	-	644	-	-	644
Balance at December 31, 2012	2,500,005	$102,968	$46,651	$7,136	$156,755

Net loss	-	-	(7,228)	-	(7,228)
Other comprehensive income	-	-	-	28,381	28,381
Capital contributions from parent	-	35,000	-	-	35,000
Other	-	2,651	-	-	2,651
Balance at December 31, 2013	2,500,005	$140,619	$39,423	$35,517	$215,559

Net loss	-	-	(9,087)	-	(9,087)
Other comprehensive loss	-	-	-	(15,210)	(15,210)
Capital contribution from parent	-	10,000	-	-	10,000
Other	-	921	-	-	921
Balance at December 31, 2014	2,500,005	$151,540	$30,336	$20,307	$202,183

See notes to financial statements.

UNITED TEACHER ASSOCIATES INSURANCE COMPANY
STATEMENT OF CASH FLOWS
(In Thousands)

	Year Ended December 31
	2014	2013	2012
Operating Activities:
Net loss	$(9,087)	$(7,228)	$(60,185)
Adjustments:
Depreciation and amortization	(723)	47	(5,037)
Annuity benefits	6,274	7,957	8,341
Realized (gains) losses on investing activities	5,505	(7,809)	(21,056)
Deferred annuity and life policy acquisition costs	(538)	(535)	(12,248)
Amortization of insurance acquisition costs	5,025	8,574	87,859
Change in:
Life, accident and health reserves	73,739	41,437	326,876
Recoverables from reinsurers	(1,051)	23,260	(196,551)
Accrued investment income	(86)	(1,111)	(803)
Net deferred tax liability	(662)	(795)	(28,392)
Other assets	(1,375)	928	3,598
Other liabilities	(4,032)	6,564	(6,215)
Other operating activities, net	(149)	1,614	1,752

Net cash provided by operating activities	72,840	72,903	97,939

Investing Activities:
Purchases of:
Fixed maturities	(83,185)	(158,609)	(134,736)
Equity securities	(24,778)	(23,412)	(16,200)
Other investments	(1,724)	(3,787)	-
Proceeds from:
Maturities and redemptions of fixed maturities	50,974	73,787	45,483
Repayment of mortgage loans	-	-	2,949
Sales of fixed maturities	4,902	3,949	18,283
Sales of equity securities	791	2,051	5,391
Other investments	4,431	2,924	291
Other investing activities, net	247	222	221

Net cash used in investing activities	(48,342)	(102,875)	(78,318)

Financing Activities:
Annuity receipts	3,758	4,453	4,976
Annuity surrenders, benefits and withdrawals	(15,658)	(18,102)	(17,131)
Cash contributions received	10,000	35,000	4,000

Net cash provided by (used in) financing activities	(1,900)	21,351	(8,155)

Net Change in Cash and Cash Equivalents	22,598	(8,621)	11,466
Cash and cash equivalents at beginning of year	19,774	28,395	16,929
Cash and cash equivalents at end of year	$42,372	$19,774	$28,395

See notes to financial statements.

UNITED TEACHER ASSOCIATES INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS

A.	Accounting Policies

Basis of Presentation The financial statements include the accounts of United Teacher Associates Insurance Company (“UTAIC” or the “Company”). UTAIC is a direct wholly-owned subsidiary of Great American Financial Resources, Inc. (“GAFRI”), a financial services holding company wholly-owned by American Financial Group, Inc. (“AFG”) . The financial statements also include costs paid on behalf of UTAIC by GAFRI. These costs are recorded as expense in the period incurred and shown as an increase in capital surplus.

Although the Company does not currently market any life, annuity or long-term care insurance, UTAIC’s product portfolio includes a diversified mix of closed blocks of life, annuity and long-term care (“LTC”) health insurance products.

In the third quarter of 2012 GAFRI sold its Medicare Supplement and other non LTC health insurance business, including Loyal American Life Insurance Company (“Loyal”) to Cigna. As part of the agreement UTAIC reinsured all of its Medicare Supplement and other non LTC health business into Loyal through a 100% coinsurance agreement (“Cigna Transaction”). The Company accepts new premium sales (Medicare supplement, critical illness and other non-health products), for certain states, through a reinsurance fronting agreement, whereby the Company reinsures 100% of these premiums through a coinsurance agreement with Loyal.

The preparation of the financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Changes in circumstances could cause actual results to differ materially from those estimates.

Fair Value Measurements Accounting standards define fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants on the measurement date. The standards establish a hierarchy of valuation techniques based on whether the assumptions that market participants would use in pricing the asset or liability (“inputs”) are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect UTAIC’s assumptions about the assumptions market participants would use in pricing the asset or liability.

Investments Fixed maturity and equity securities classified as “available for sale” are reported at fair value with unrealized gains and losses included in accumulated other comprehensive income (“AOCI”) in UTAIC’s Balance Sheet. Policy loans are carried primarily at the aggregate unpaid balance.

Premiums and discounts on fixed maturity securities are amortized using the interest method. Mortgage-backed securities (“MBS”) are amortized over a period based on estimated future principal payments, including prepayments. Prepayment assumptions are reviewed periodically and adjusted to reflect actual prepayments and changes in expectations.

Gains or losses on securities are determined on the specific identification basis. When a decline in the value of a specific investment is considered to be other-than-temporary at the balance sheet date, a provision for impairment is charged to earnings (included in realized gains (losses) on securities) and the cost basis of that investment is reduced. If management can assert that it does not intend to sell an impaired fixed maturity security and it is not more likely than not that it will have to sell the security before recovery of its amortized cost basis, then the other-than-temporary impairment is separated into two components: (i) the amount related to credit losses (recorded in earnings) and (ii) the amount related to all other factors (recorded in other comprehensive income). The credit-related portion of an other-than-temporary impairment is measured by comparing a security’s amortized cost to the present value of its current expected cash flows discounted at its effective yield prior to the impairment charge. Both components are shown in the Statement of Operations. If management intends to sell an impaired security, or it is more likely than not that it will be required to sell the security before recovery, an impairment charge to earnings is recorded to reduce the amortized cost of that security to fair value.

UNITED TEACHER ASSOCIATES INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS - CONTINUED

Derivatives Derivatives included in UTAIC’s Balance Sheet are recorded at fair value and consist of components of certain fixed maturity securities (primarily interest-only MBS). Changes in fair value of derivatives are included in earnings.

Deferred Policy Acquisition Costs (“DPAC”) Policy acquisition costs (principally commissions and certain underwriting and policy issuance costs) directly related to the successful acquisition or renewal of an insurance contract are deferred. DPAC also includes capitalized costs associated with sales inducements offered to fixed annuity policyholders such as enhanced interest rates and premium and persistency bonuses.

DPAC related to annuities is deferred to the extent deemed recoverable and amortized, with interest, in relation to the present value of actual and expected gross profits on the policies. Expected gross profits consist principally of estimated future investment margin (estimated future net investment income less interest credited on policyholder funds) and surrender, mortality, and other life and annuity policy charges, less death, annuitization and estimated future policy administration expenses. To the extent that realized gains and losses result in adjustments to the amortization of DPAC related to annuities, such adjustments are reflected as components of realized gains (losses) on securities.

DPAC related to traditional life and health insurance is amortized over the expected premium paying period of the related policies, in proportion to the ratio of annual premium revenues to total anticipated premium revenues. See “Life, Accident and Health Reserves” below for details on the impact of loss recognition on the accounting for traditional life and health insurance contracts.

DPAC includes the present value of future profits on business in force of annuity, life, accident and health insurance companies acquired (“PVFP”). PVFP represents the portion of the costs to acquire companies that is allocated to the value of the right to receive future cash flows from insurance contracts existing at the date of acquisition. PVFP is amortized with interest in relation to expected gross profits of the acquired policies for annuities and in relation to the premium paying period for traditional life and health insurance products.

DPAC and certain other balance sheet amounts related to annuity and life businesses are also adjusted, net of tax, for the change in expense that would have been recorded if the unrealized gains (losses) from securities had actually been realized. These adjustments are included in unrealized gains (losses) on marketable securities, a component of AOCI in UTAIC’s Balance Sheet.

Reinsurance Premium revenue and benefits are reported net of the amounts related to reinsurance ceded to and assumed from other companies. Amounts recoverable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured policies. Amounts received from reinsurers that represent recoveries of acquisition costs are netted against DPAC, so that the net amount is capitalized. The cost of reinsurance is accounted for over the term of the related treaties using assumptions consistent with those used to account for the underlying reinsured policies.

Annuity Benefits Accumulated Annuity receipts and benefit payments are recorded as increases or decreases in annuity benefits accumulated rather than as revenue and expense. Increases in this liability (primarily interest credited) are charged to expense and decreases for charges are credited to annuity policy charges revenue. Reserves for traditional fixed annuities are generally recorded at the stated account value.

UNITED TEACHER ASSOCIATES INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS - CONTINUED

Life, Accident and Health Reserves Liabilities for future policy benefits under traditional life, accident and health policies are computed using the net level premium method. Computations are based on the original projections of investment yields, mortality, morbidity and surrenders and include provisions for unfavorable deviations unless a loss recognition event (premium deficiency) occurs. Claim reserves and liabilities established for accident and health claims are modified as necessary to reflect actual experience and developing trends.

For long-duration contracts (such as traditional life and long-term care insurance policies), loss recognition occurs when, based on current expectations as of the measurement date, existing contract liabilities plus the present value of future premiums (including reasonably expected rate increases) are not expected to cover the present value of future claims payments and related settlement and maintenance costs (excluding overhead) as well as unamortized acquisition costs. If a block of business is determined to be in loss recognition, a charge is recorded in earnings in an amount equal to the excess of the present value of expected future claims costs and unamortized acquisition costs over existing reserves plus the present value of expected future premiums (with no provision for adverse deviation). The charge is recorded first to reduce unamortized acquisition costs and then as an additional reserve (if unamortized acquisition costs have been reduced to zero).

In addition, reserves for traditional life and long-term care insurance policies are subject to adjustment for loss recognition charges that would have been recorded if the unrealized gains from securities had actually been realized. This adjustment is included in unrealized gains (losses) on marketable securities, a component of AOCI in UTAIC’s Balance Sheet.

Premium Recognition For traditional life, accident and health products, premiums are recognized as revenue when legally collectible from policyholders.

Income Taxes The Company has an intercompany tax allocation agreement with AFG. Pursuant to the agreement, the Company’s tax expense is determined based upon its inclusion in the consolidated tax return of AFG and its includable subsidiaries. Estimated payments are made quarterly during the year. Following year-end, additional settlements are made on the original due date of the return and, when extended, at the time the return is filed. The method of allocation among the companies under the agreement is based upon separate return calculations with current credit for losses to the extent the losses provide a benefit in the consolidated return.

Deferred income taxes are calculated using the liability method. Under this method, deferred income tax assets and liabilities are determined based on differences between financial reporting and tax bases and are measured using enacted tax rates. A valuation allowance is established to reduce total deferred tax assets to an amount that will more likely than not be realized.

UTAIC recognizes the tax benefits of uncertain tax positions only when the position is more likely than not to be sustained under examination by the appropriate taxing authority. Interest and penalties on UTAIC’s reserve for uncertain tax positions are recognized as a component of tax expense.

Benefit Plans UTAIC provides retirement benefits to qualified employees of participating companies through the AFG 401(k) Retirement and Savings Plan, a defined contribution plan. AFG and its subsidiaries make all contributions to the retirement fund portion of the plan and match a percentage of employee contributions to the savings fund. Company contributions are expensed in the year for which they are declared.

Statement of Cash Flows For cash flow purposes, “investing activities” are defined as making and collecting loans and acquiring and disposing of debt or equity instruments and property and equipment. “Financing activities” include obtaining resources from owners and providing them with a return on their investments, borrowing money and repaying amounts borrowed. Annuity receipts, surrenders, benefits and withdrawals are also reflected as financing activities. All other activities are considered “operating.” Short-term investments having original maturities of three months or less when purchased are considered to be cash equivalents for purposes of the financial statements.

UNITED TEACHER ASSOCIATES INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS — CONTINUED

B.	Fair Value Measurements

Accounting standards for measuring fair value are based on inputs used in estimating fair value. The three levels of the hierarchy are as follows:

Level 1 — Quoted prices for identical assets or liabilities in active markets (markets in which transactions occur with sufficient frequency and volume to provide pricing information on an ongoing basis). UTAIC’s Level 1 financial instruments consist primarily of publicly traded equity securities and highly liquid government bonds for which quoted market prices in active markets are available.

Level 2 — Quoted prices for similar instruments in active markets; quoted prices for identical or similar assets or liabilities in inactive markets (markets in which there are few transactions, the prices are not current, price quotations vary substantially over time or among market makers, or in which little information is released publicly); and valuations based on other significant inputs that are observable in active markets. UTAIC’s Level 2 financial instruments include corporate and municipal fixed maturity securities, mortgage-backed securities (“MBS”) and non-affiliated common stocks priced using observable inputs. Level 2 inputs include benchmark yields, reported trades, corroborated broker/dealer quotes, issuer spreads and benchmark securities. When non-binding broker quotes can be corroborated by comparison to similar securities priced using observable inputs, they are classified as Level 2.

Level 3 — Valuations derived from market valuation techniques generally consistent with those used to estimate the fair values of Level 2 financial instruments in which one or more significant inputs are unobservable or when the market for a security exhibits significantly less liquidity relative to markets supporting Level 2 fair value measurements. The unobservable inputs may include management’s own assumptions about the assumptions market participants would use based on the best information available in the circumstances. UTAIC’s Level 3 is comprised of financial instruments whose fair value is estimated based on non-binding broker quotes or internally developed using significant inputs not based on, or corroborated by, observable market information.

UTAIC’s management is responsible for the valuation process and uses data from outside sources (including nationally recognized pricing services and broker/dealers) in establishing fair value. The Company's internal investment professionals are a group of approximately 20 analysts whose primary responsibility is to manage AFG’s investment portfolio. These professionals monitor individual investments as well as overall industries and are active in the financial markets on a daily basis. The group is led by AFG’s chief investment officer, who reports directly to one of AFG’s Co-CEOs. Valuation techniques utilized by pricing services and prices obtained from external sources are reviewed by AFG’s internal investment professionals who are familiar with the securities being priced and the markets in which they trade to ensure the fair value determination is representative of an exit price. To validate the appropriateness of the prices obtained, these investment managers consider widely published indices (as benchmarks), recent trades, changes in interest rates, general economic conditions and the credit quality of the specific issuers. In addition, AFG communicates directly with the pricing service regarding the methods and assumptions used in pricing, including verifying, on a test basis, the inputs used by the service to value specific securities.

UNITED TEACHER ASSOCIATES INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS — CONTINUED

Assets measured and carried at fair value in the financial statements are summarized below (in thousands):

December 31, 2014	Level 1	Level 2	Level 3	Total
Assets:
Available for sale ("AFS") fixed maturities:
U.S. Government and government agencies	$6,816	$5,987	$-	$12,803
States, municipalities and political subdivisions	-	313,429	5,757	319,186
Foreign government	-	4,697	-	4,697
Residential MBS	-	130,457	17,331	147,788
Commercial MBS	-	61,675	3,128	64,803
Asset-backed securities ("ABS")	-	31,560	4,142	35,702
Corporate and other	536	389,472	8,101	398,109
Total AFS fixed maturities	7,352	937,277	38,459	983,088
Equity securities	54,782	3,005	4,046	61,833
Total assets accounted for at fair value	$62,134	$940,282	$42,505	$1,044,921

December 31, 2013	Level 1	Level 2	Level 3	Total
Assets:
Available for sale fixed maturities:
U.S. Government and government agencies	$6,486	$6,735	$-	$13,221
States, municipalities and political subdivisions	-	254,109	-	254,109
Foreign government	-	4,305	-	4,305
Residential MBS	-	124,035	25,832	149,867
Commercial MBS	-	68,631	2,714	71,345
Asset-backed securities	-	33,335	4,404	37,739
Corporate and other	524	365,818	6,717	373,059
Total AFS fixed maturities	7,010	856,968	39,667	903,645
Equity securities	36,140	2,560	1,288	39,988
Total assets accounted for at fair value	$43,150	$859,528	$40,955	$943,633

At December 31, 2014 and 2013 no liabilities were carried at fair value.

The transfers between Level 1 and Level 2 for the years ended December 31, 2014, 2013 and 2012 are reflected in the table below at fair value as of the end of the reporting period (dollars in thousands):

	Year ended December 31
	Level 2 to Level 1 Transfers						Level 1 to Level 2 Transfers
	# of Transfers			Fair Value			# of Transfers			Fair Value
	2014	2013	2012	2014	2013	2012	2014	2013	2012	2014	2013	2012
Perpetual preferred stocks	1	-	1	$1,085	$-	$1,125	2	-	2	$3,105	$-	$2,113
Common stocks	-	2	-	-	2,291	-	-	-	-	-	-	-
Redeemable preferred stocks	-	-	1	-	-	530	-	-	-	-	-	-

The transfers from Level 2 to Level 1 are due to increases in trade frequency, resulting in trade data sufficient to warrant classification in Level 1. The transfers from Level 1 to Level 2 are due to decreases in trade frequency, resulting in lack of available trade data sufficient to warrant classification in Level 1. Approximately 4% of the total assets carried at fair value on December 31, 2014, were Level 3 assets. Approximately 84% ($36 million) of the Level 3 assets were priced using non-binding broker quotes, for which there is a lack of transparency as to the inputs used to determine fair value. Details as to the quantitative inputs are neither provided by the brokers nor otherwise reasonably obtainable by UTAIC. Since internally developed Level 3 asset fair values represent less than of 1% of the total assets measured at fair value and less than 4% of UTAIC’s shareholder’s equity, changes in unobservable inputs used to determine internally developed fair values would not have a material impact on UTAIC’s financial position.

UNITED TEACHER ASSOCIATES INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS — CONTINUED

Changes in balances of Level 3 financial assets carried at fair value during 2014, 2013 and 2012 are presented below (in thousands). The transfers into and out of Level 3 were due to changes in the availability of market observable inputs. All transfers are reflected in the table at fair value as of the end of the reporting period.

		Total realized/unrealized gains (losses) included in
	Balance at December 31, 2013	Net earnings (loss)	Other comp. income (loss)	Purchases and issuances	Sales and settlements	Transfer into Level 3	Transfer out of Level 3	Balance at December 31, 2014
AFS fixed maturities:
State and municipal	$-	$108	$(918)	$-	$-	$6,567	$-	$5,757
Residential M BS	25,832	(1,139)	(147)	-	(474)	9,792	(16,533)	17,331
Commercial M BS	2,714	(21)	435	-	-	-	-	3,128
Asset-backed securities	4,404	20	85	-	(2,375)	2,008	-	4,142
Corporate and other	6,717	(802)	371	-	(1,209)	3,024	-	8,101
Equity securities	1,288	16	(253)	2,498	-	1,500	(1,003)	4,046

		Total realized/unrealized gains (losses) included in
	Balance at December 31, 2012	Net earnings (loss)	Other comp. income (loss)	Purchases and issuances	Sales and settlements	Transfer into Level 3	Transfer out of Level 3	Balance at December 31, 2013
AFS fixed maturities:
Residential M BS	$24,507	$2,298	$2,043	$1,850	$(1,475)	$6,552	$(9,943)	$25,832
Commercial M BS	-	(114)	(201)	-	-	3,029	-	2,714
Asset-backed securities	6,548	(28)	(67)	-	(1,009)		(1,040)	4,404
Corporate and other	2,452	41	42	5,991	(68)	775	(2,516)	6,717
Equity securities	-	-	215	1,073	-		-	1,288

		Total realized/unrealized gains (losses) included in
	Balance at December 31, 2011	Net earnings (loss)	Other comp. income (loss)	Purchases and issuances	Sales and settlements	Transfer into Level 3	Transfer out of Level 3	Balance at December 31, 2012
AFS fixed maturities:
State and municipal	$2,750	$77	$867	$-	$-	$-	$(3,694)	$-
Residential M BS	5,914	278	385	10,598	(869)	8,589	(388)	24,507
Commercial M BS	-	-	-	-	-	-	-	-
Asset-backed securities	3,121	3	237	3,222	(35)	-	-	6,548
Corporate and other	3,833	44	(105)	-	(300)	-	(1,020)	2,452

UNITED TEACHER ASSOCIATES INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS — CONTINUED

Fair Value of Financial Instruments  The carrying value and fair value of financial instruments that are not carried at fair value in the financial statements at December 31 are summarized below (in thousands):

	Carrying Value	Estimated Fair Value	Level 1	Level 2	Level 3
2014
Financial assets:
Cash and cash equivalents	$42,372	$42,372	$42,372	$-	$-
Policy loans	15,930	15,930	-	-	15,930
Total financial assets not accounted for at fair value	$58,302	$58,302	$42,372	$-	$15,930

Financial liabilities:
Annuity benefits accumulated (*)	$194,425	$208,782	$-	$-	$208,782
Total financial liabilities not accounted for at fair value	$194,425	$208,782	$-	$-	$208,782

	Carrying Value	Estimated Fair Value	Level 1	Level 2	Level 3
2013
Financial assets:
Cash and cash equivalents	$19,774	$19,774	$19,774	$-	$-
Policy loans	16,361	16,361	-	-	16,361
Total financial assets not accounted for at fair value	$36,135	$36,135	$19,774	$-	$16,361

Financial liabilities:
Annuity benefits accumulated (*)	$199,633	$208,027	$-	$-	$208,027
Total financial liabilities not accounted for at fair value	$199,633	$208,027	$-	$-	$208,027

(*) Excludes life contingent annuities in the payout phase.

The carrying amount of cash and cash equivalents approximates fair value due to the short-term maturities of these instruments. The fair value of policy loans is estimated to approximate carrying value; policy loans have no defined maturity dates and are inseparable from insurance contracts. The fair value of annuity benefits was estimated based on expected cash flows discounted using forward interest rates adjusted for the Company’s credit risk and includes the impact of maintenance expenses and capital costs.

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NOTES TO FINANCIAL STATEMENTS — CONTINUED

C.	Investments

Available for sale fixed maturities and equity securities at December 31 consisted of the following (in thousands):

	2014				2013
	Amortized	Fair	Gross Unrealized		Amortized	Fair	Gross Unrealized
	Cost	Value	Gains	Losses	Cost	Value	Gains	Losses
Fixed Maturities:
U.S. Government and government agencies	$12,026	$12,803	$777	$-	$12,582	$13,221	$688	$(49)
States, municipalities and political subdivisions	275,519	319,186	44,058	(391)	244,938	254,109	14,169	(4,998)
Foreign government	3,982	4,697	715	-	3,981	4,305	324	-
Residential MBS	133,208	147,788	15,147	(567)	136,037	149,867	14,321	(491)
Commercial MBS	60,345	64,803	4,458	-	66,719	71,345	5,041	(415)
Asset-backed securities	35,030	35,702	759	(87)	37,381	37,739	653	(295)
Corporate and other	341,800	398,109	56,853	(544)	334,206	373,059	40,803	(1,950)
Total fixed maturities	$861,910	$983,088	$122,767	$(1,589)	$835,844	$903,645	$75,999	$(8,198)
Common stocks	$37,719	$39,691	$3,254	$(1,282)	$33,360	$34,827	$3,829	$(2,362)
Perpetual preferred stocks	$21,722	$22,142	$674	$(254)	$4,994	$5,161	$168	$(1)

The non-credit related portion of other-than-temporary impairment charges is included in other comprehensive income. Cumulative non-credit charges taken for securities still owned at December 31, 2014 and December 31, 2013, respectively, were $5.8 million and $5.7 million. Gross unrealized gains on such securities at December 31, 2014 and December 31, 2013 were $4.0 million and $4.3 million, respectively. Gross unrealized losses on such securities at December 31, 2014 and December 31, 2013 were $303,000 and $317,000, respectively. These amounts represent the non-credit other-than-temporary impairment charges recorded in AOCI adjusted for subsequent changes in fair values and relate to residential MBS.

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NOTES TO FINANCIAL STATEMENTS — CONTINUED

The following tables show gross unrealized losses (dollars in thousands) on fixed maturities and equity securities by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2014 and 2013.

	Less Than Twelve Months			Twelve Months or More
2014	Unrealized Loss	Fair Value	Fair Value as % of Cost	Unrealized Loss	Fair Value	Fair Value as % of Cost
Fixed Maturities:
U.S. Government and government agencies	$-	$-	-%	$-	$-	-%
States, municipalities and political subdivisions	-	-	-%	(391)	11,161	97%
Residential MBS	(331)	21,576	98%	(236)	6,021	96%
Commercial MBS	-	-	-%	-	-	-%
Asset-backed securities	(62)	6,415	99%	(25)	6,123	100%
Corporate and other	(474)	5,154	92%	(70)	6,173	99%
Total fixed maturities	$(867)	$33,145	97%	$(722)	$29,478	98%
Common stocks	$(779)	$14,298	95%	$(503)	$4,474	90%
Perpetual preferred stocks	$(254)	$8,246	97%	$-	$-	-%

	Less Than Twelve Months			Twelve Months or More
2013	Unrealized Loss	Fair Value	Fair Value as % of Cost	Unrealized Loss	Fair Value	Fair Value as % of Cost
Fixed Maturities:
U.S. Government and government agencies	$(49)	$1,912	98%	$-	$-	-%
States, municipalities and political subdivisions	(4,093)	71,275	95%	(905)	6,536	88%
Residential MBS	(184)	17,184	99%	(307)	4,040	93%
Commercial MBS	(180)	2,915	94%	(235)	1,765	88%
Asset-backed securities	(214)	17,206	99%	(81)	3,644	98%
Corporate and other	(1,844)	40,902	96%	(106)	1,381	93%
Total fixed maturities	$(6,564)	$151,394	96%	$(1,634)	$17,366	91%
Common stocks	$(2,362)	$13,983	86%	$-	$-	-%
Perpetual preferred stocks	$(1)	$999	100%	$-	$-	-%

At December 31, 2014, the gross unrealized losses on fixed maturities of $1.6 million relate to 51 securities. Investment grade securities (as determined by nationally recognized rating agencies) represented approximately 50% of the gross unrealized loss and 65% of the fair value.

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NOTES TO FINANCIAL STATEMENTS — CONTINUED

The determination of whether unrealized losses are “other-than-temporary” requires judgment based on subjective as well as objective factors. Factors considered and resources used by management include:

a)	whether the unrealized loss is credit-driven or a result of changes in market interest rates,

b)	the extent to which fair value is less than cost basis,

c)	cash flow projections received from independent sources,

d)	historical operating, balance sheet and cash flow data contained in issuer SEC filings and news releases,

e)	near-term prospects for improvement in the issuer and/or its industry,

f)	third party research and communications with industry specialists,

g)	financial models and forecasts,

h)	the continuity of dividend payments, maintenance of investment grade ratings and hybrid nature of certain investments,

i)	discussions with issuer management, and

j)	ability and intent to hold the investment for a period of time sufficient to allow for anticipated recovery in fair value.

UTAIC analyzes its MBS securities for other-than-temporary impairment each quarter based upon expected future cash flows. Management estimates expected future cash flows based upon its knowledge of the MBS market, cash flow projections (which reflect loan to collateral values, subordination, vintage and geographic concentration) received from independent sources, implied cash flows inherent in security ratings and analysis of historical payment data. For 2014, UTAIC recorded $78,000 in other-than-temporary impairment charges related to its residential MBS.

UTAIC recorded $3.2 million in other-than-temporary impairment charges on common stocks in 2014. At December 31, 2014, the gross unrealized losses on common stocks of $1.3 million relate to 12 securities; $0.5 million (2 securities) have been in an unrealized loss position for more than 12 months.

Management believes UTAIC will recover its cost basis in the securities with unrealized losses and that UTAIC has the ability to hold the securities until they recover in value and had no intent to sell them at December 31, 2014.

A progression of the credit portion of other-than-temporary impairments on fixed maturity securities for which the non-credit portion of an impairment has been recognized in other comprehensive income is shown below (in thousands):

	2014	2013	2012
Balance at January 1	$4,307	$4,730	$4,710
Additional credit impairments on:
Previously impaired securities	-	-	20
Securities without prior impairments	78	-	-
Reductions due to sales or redemptions	(129)	(423)	-

Balance at December 31	$4,256	$4,307	$4,730

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NOTES TO FINANCIAL STATEMENTS — CONTINUED

The table below sets forth the scheduled maturities of available for sale fixed maturities as of December 31, 2014 (dollars in thousands). Securities with sinking funds are reported at average maturity. Actual maturities may differ from contractual maturities because certain securities may be called or prepaid by the issuers.

	Amortized	Fair Value
Maturity	Cost	Amount	%
One year or less	$15,694	$16,034	2%
After one year through five years	115,631	126,653	13%
After five years through ten years	103,502	112,712	11%
After ten years	398,500	479,396	49%
Subtotal	633,327	734,795	75%

MBS (average life of approximately 5 years)	193,553	212,591	21%
ABS (average life of approximately 5 years)	35,030	35,702	4%

Total	$861,910	$983,088	100%

Certain risks are inherent in connection with fixed maturity securities, including loss upon default, price volatility in reaction to changes in interest rates, and general market factors and risks associated with reinvestment of proceeds due to prepayments or redemptions in a period of declining interest rates.

There were no investments in individual issuers that exceeded 10% of Shareholder’s Equity at December 31, 2014 or 2013.

Securities having a carrying value of approximately $20.1 million at December 31, 2014, were pledged to others as collateral for assumed reinsurance transactions or on deposit with regulatory authorities.

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NOTES TO FINANCIAL STATEMENTS — CONTINUED

Net Unrealized Gain on Marketable Securities In addition to adjusting equity securities and fixed maturity securities classified as “available for sale” to fair value, G AAP requires that deferred policy acquisition costs and certain other balance sheet amounts related to annuity, life and health businesses be adjusted to the extent that unrealized gains and losses from securities would result in adjustments to those balances had the unrealized gains or losses actually been realized. The following table shows (in thousands) the components of the net unrealized gain on securities that is included in AOCI in UTAIC’s Balance Sheet.

		2014
	Pretax	Deferred Tax	Net
Unrealized gain on:
Fixed maturity securities	$121,178	$(42,412)	$78,766
Equity securities	2,392	(837)	1,555
Deferred policy acquisition costs	(5,909)	2,068	(3,841)
Life, accident & health reserves	(86,420)	30,247	(56,173)
	$31,241	$(10,934)	$20,307

		2013
	Pretax	Deferred Tax	Net
Unrealized gain on:
Fixed maturity securities	$67,801	$(23,730)	$44,071
Equity securities	1,634	(572)	1,062
Deferred policy acquisition costs	(8,884)	3,109	(5,775)
Life, accident & health reserves	(5,909)	2,068	(3,841)
	$54,642	$(19,125)	$35,517

Net Investment Income The following table shows (in thousands) investment income earned and investment expenses incurred.

	2014	2013	2012
Investment income
Fixed maturities	$53,743	$50,196	$51,000
Equity securities	4,804	2,338	608
Policy loans	988	1,060	1,022
Other	526	408	420
Gross investment income	60,061	54,002	53,050
Investment expenses	(119)	(278)	(253)

Net investment income	$59,942	$53,724	$52,797

UTAIC’s investment portfolio is managed by a subsidiary of AFG. Investment expenses included investment management fees charged by this subsidiary of $6,000 in 2014, $168,000 in 2013 and $178,000 in 2012.

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NOTES TO FINANCIAL STATEMENTS — CONTINUED

Realized gains (losses) and changes in unrealized appreciation (depreciation) related to fixed maturity and equity security investments are summarized as follows (in thousands):

	Fixed Maturities	Equity Securities	Mortgage Loans and Other Investments	Other (a)	Tax Effects	Total
Year ended December 31, 2014
Realized before impairments	$(1,299)	$321	$-	$209	$269	$(500)
Realized - impairments	(1,500)	(3,236)	-	-	1,658	(3,078)
Change in unrealized	53,377	758	-	(77,536)	8,191	(15,210)

Year ended December 31, 2013
Realized before impairments	$8,556	$1,143	$-	$(615)	$(3,179)	$5,905
Realized - impairments	(491)	(866)	-	82	446	(829)
Change in unrealized	(49,179)	123	-	92,720	(15,283)	28,381

Year ended December 31, 2012
Realized before impairments	$18,520	$2,991	$-	$(191)	$(2,377)	$18,943
Realized - impairments	(20)	(249)	-	5	92	(172)
Change in unrealized	23,769	(428)	-	(22,901)	(154)	286

(a)	Primarily adjustments to deferred policy acquisition costs and reserves related to long-term care business

Gross realized gains and losses (excluding impairment writedowns and mark-to-market of derivatives) on available for sale fixed maturity and equity security investment transactions included in the Statement of Cash Flows consisted of the following (in thousands):

	2014	2013	2012
Fixed maturities:
Gross gains	$805	$1,802	$3,186
Gross losses	(80)	(30)	-

Equity securities:
Gross gains	321	1,143	2,991
Gross losses	-	-	-

D.	Derivatives

UTAIC has investments in MBS that contain embedded derivatives (primarily interest-only MBS) that do not qualify for hedge accounting. UTAIC records the entire change in the fair value of these securities in earnings. These investments are part of UTAIC’s overall investment strategy, representing a small component of UTAIC’s overall investment portfolio and had a fair value of $21.5 million and $27.2 million at December 31, 2014 and 2013, respectively. The gain or loss resulting for changes in fair value of these securities is included in realized gains on securities in the Statement of Operations and was a loss of $2.0 million in 2014 compared to gains of $6.8 million and $0.8 million in 2013 and 2012, respectively.

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NOTES TO FINANCIAL STATEMENTS — CONTINUED

E.	Reinsurance

The Company is contingently liable with respect to reinsurance ceded in that the liability for such reinsurance would become that of the Company upon failure of any reinsurer to meet its obligations under a particular reinsurance agreement. Retention limits under accident and health insurance policies vary from plan to plan.

During 2012, in conjunction with and prior to the sale of certain affiliated insurance companies to Cigna, the Company entered into a reinsurance agreement with Loyal which ceded 100% of all accident and health policies, excluding LTC. Under the agreement, all activity on these policies after existing reinsurance is ceded to Loyal. There was no ceding commission on this transaction. At December 31, 2014, the Company had a $174.5 million reinsurance recoverable from Loyal (A- rated by A. M. Best), for which Loyal holds investments in a trust.

During 2014, the Company entered into an agreement with a non-affiliated reinsurer to commute two reinsurance agreements covering a portion of the Company’s LTC business. The Company received a commutation payment of $10.3 million in exchange for releasing the reinsurer from its future obligations under these treaties. The Company recorded a pre-tax loss of $4.5 million on this transaction.

The effect of reinsurance on premiums for the years ended December 31, is as follows (in thousands):

	2014	2013	2012
Direct premiums	$170,003	$178,225	$185,230
Reinsurance assumed	4,803	4,767	5,781
Reinsurance ceded	(103,923)	(110,109)	(38,365)
Net premiums	$70,883	$72,883	$152,646

Reinsurance recoveries were $58.9 million, $61.8 million and $23.4 million for 2014, 2013 and 2012, respectively.

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NOTES TO FINANCIAL STATEMENTS — CONTINUED

F.	Deferred Policy Acquisition Costs

A progression of deferred policy acquisition costs is presented below (in thousands):

	Deferred Costs	Sales Inducements	Present Value of Future Profits	Unrealized	Total
Balance at January 1, 2012	$130,703	$3,479	$12,716	$(84,669)	$62,229
Additions and other	12,248	(91)	-	-	12,157
Amortization:
Periodic amortization	(14,366)	(278)	(1,296)	-	(15,940)
LTC loss recognition	(66,938)	-	(5,222)	-	(72,160)
Annuity unlocking	(34)	(18)	(3)	-	(55)
Included in realized gains	(118)	(61)	(7)	-	(186)
Change in unrealized	-	-	-	73,433	73,433
Balance at December 31, 2012	$61,495	$3,031	$6,188	$(11,236)	$59,478

Additions and other	535	(97)	-	-	438
Amortization:
Periodic amortization	(7,305)	(203)	(823)	-	(8,331)
Annuity unlocking	(412)	(233)	(34)	-	(679)
Included in realized gains	(318)	(170)	(45)	-	(533)
Change in unrealized	-	-	-	2,352	2,352
Balance at December 31, 2013	$53,995	$2,328	$5,286	$(8,884)	$52,725

Additions and other	538	(52)	-	-	486
Amortization:
Periodic amortization	(6,304)	(188)	(733)	-	(7,225)
Annuity unlocking	1,957	951	55		2,963
Included in realized gains	134	63	12	-	209
Change in unrealized	-	-	-	2,975	2,975
Balance at December 31, 2014	$50,320	$3,102	$4,620	$(5,909)	$52,133

The present value of future profits (“PVFP”) amounts in the table above are net of $53.3 million and $52.6 million of accumulated amortization at both December 31, 2014 and 2013, respectively. The expected amortization of PVFP, net of interest, will average approximately $570,000 per year over the next five years.

G.	Life, Accident and Health Reserves

Life, accident and health reserves consist of the following (in thousands):

	2014	2013
Long-term care insurance reserves	$751,535	$588,660
Traditional life insurance reserves	23,216	22,398
Other accident and health insurance reserves	172,891	182,335
Total life, accident and health reserves	$947,642	$793,393

Long-term care reserves are discounted at rates varying from 5.6% to 6.2%.  The Company uses the 1994 Group Annuity Mortality Table, modified for Company experience.  Long-term care insurance reserves include unearned premiums of $12.2 million and $12.3 million at December 31, 2014 and 2013, respectively.

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NOTES TO FINANCIAL STATEMENTS — CONTINUED

At December 31, 2014 UTAIC had $87.1 million of inforce life insurance face amount compared to $93.0 million at December 31, 2013.

Life, accident and health reserves include liabilities for long-term care policies which are estimates of future payments for reported and unreported claims, with respect to insured events, which have occurred prior to the balance sheet date. Activity in the liability and reserve accounts for unpaid claims, which includes a provision for claim adjustment expenses, net of amounts recoverable from reinsurers is summarized as follows (in thousands):

	2014	2013	2012
Beginning balance as of January 1	$71,132	$55,854	$42,209
Less reinsurance recoverables	(2,518)	(2,397)	(1,328)
Net balance as of January 1	68,614	53,457	40,881

Incurred related to insured events of:
Current year	38,282	38,138	30,946
Prior years	(1,675)	361	(311)
Total incurred	36,607	38,499	30,635

Paid related to insured events of:
Current year	(4,527)	(4,712)	(3,101)
Prior years	(25,983)	(21,014)	(16,799)
Total paid	(30,510)	(25,726)	(19,900)

Interest on liability for policy and contract claims	3,041	2,384	1,841
Reinsurance recaptured	2,177	-	-
Net balance as of December 31	79,929	68,614	53,457

Add reinsurance recoverables	-	2,518	2,397
Ending balance as of December 31	$79,929	$71,132	$55,854

The development of 2014 and 2012 liabilities is primarily due to positive experience in claims ultimately settled for less than the estimated liabilities. The 2013 development is primarily due to negative experience in claims ultimately settled for more than the estimated liabilities.

In 2012, UTAIC recorded a pre-tax loss recognition charge of $130.5 million to write off $72.2 million in deferred policy acquisition costs and increase reserves by $58.3 million on its long-term care business, due primarily to the future impact of changes in assumptions related to future investment yields, as well as changes in claims, expenses and persistency assumptions. No additional loss recognition charges were recorded in 2014 or 2013.

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NOTES TO FINANCIAL STATEMENTS — CONTINUED

H.	Shareholder's Equity

Accumulated Other Comprehensive Income, Net of Tax (“AOCI”) Comprehensive income is defined as all changes in Shareholder’s Equity except those arising from transactions with shareholders. Comprehensive income includes net earnings and other comprehensive income, which consists primarily of changes in net unrealized gains or losses on available for sale securities.

The progression of the components of accumulated other comprehensive income follows (in thousands):

		Other Comprehensive Income
	AOCI Beginning Balance	Pretax	Tax	Net Of Tax	AOCI Ending Balance
Year ended December 31, 2014
Net unrealized gains on securities:
Unrealized holding gains (losses) on securities arising during the period		$(28,906)	$10,118	$(18,788)
Reclassification adjustment for realized (gains) losses included in net earnings (a)		5,505	(1,927)	3,578
Total net unrealized gains on securities (b)	$35,517	(23,401)	8,191	(15,210)	$20,307

Year ended December 31, 2013
Net unrealized gains on securities:
Unrealized holding gains (losses) on securities arising during the period		$51,473	$(18,016)	$33,457
Reclassification adjustment for realized (gains) losses included in net earnings (a)		(7,809)	2,733	(5,076)
Total net unrealized gains on securities (b)	$7,136	43,664	(15,283)	28,381	$35,517

Year ended December 31, 2012
Net unrealized gains on securities (b)	$6,850	$440	$(154)	$286	$7,136

(a)	The reclassification adjustment out of net unrealized gains on securities affected the following lines in UTAIC’s Consolidated Statement of Operations:

OCI component	Affected line in the Consolidated Statement of Operations
Pretax	Realized gains on securities
Tax	Provision for income taxes

(b)
Includes net unrealized gains of $585,000 at December 31, 2014 compared to $186,000 at December 31, 2013 and $0 at December 31, 2012, related to securities for which only the credit portion of an other-than-temporary impairment has been recorded in earnings.

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NOTES TO FINANCIAL STATEMENTS — CONTINUED

I.	Income Taxes

The following is a reconciliation of income taxes at the statutory rate of 35% to the provision (benefit) for income taxes as shown in the Statement of Operations (dollars in thousands):

	2014		2013		2012
	Amount	% of LBT	Amount	% of LBT	Amount	% of LBT
Losses before income taxes ("LBT")	$(14,530)		$(11,803)		$(92,718)

Income tax benefit at statutory rate	$(5,086)	35%	$(4,131)	35%	$(32,451)	35%
Effect of:
Tax-exempt interest	(524)	4%	(221)	2%	(125)	0%
Dividends received deduction	(45)	0%	(105)	1%	(10)	0%
State income taxes	35	0%	(66)	1%	118	0%
Other	177	(1%)	(52)	0%	(65)	0%

Income tax benefit as shown on the Statement of Operations	$(5,443)	38%	$(4,575)	39%	$(32,533)	35%

UTAIC’s 2012 through 2014 tax years remain subject to examination by the IRS.

The total income tax provision (benefit) consists of (in thousands):

	2014	2013	2012
Current taxes:
Federal	$(4,306)	$(2,269)	$(4,019)
Foreign	8	-	17
State	54	(101)	182
Deferred taxes:
Federal	(1,199)	(2,205)	(28,713)
Income tax benefit	$(5,443)	$(4,575)	$(32,533)

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NOTES TO FINANCIAL STATEMENTS — CONTINUED

Deferred income tax assets and liabilities reflect temporary differences between the carrying amounts of assets and liabilities recognized for financial reporting purposes and the amounts recognized for tax purposes. The significant components of deferred tax assets and liabilities included in the Balance Sheet at December 31 were as follows (in thousands):

	2014	2013
Deferred tax assets:
Insurance claims and reserves	$7,441	$7,451
Deferred policy acquisition costs	1,281	402
Employee benefits	454	420
Other, net	951	2,001
Total deferred tax assets	10,127	10,274
Deferred tax liabilities:
Investment securities	(2,676)	(3,531)
Unrealized gains related to investments	(10,934)	(19,125)
Total deferred tax liabilities	(13,610)	(22,656)

Net deferred tax liability	$(3,483)	$(12,382)

The likelihood of realizing deferred tax assets is reviewed periodically. There was no valuation allowance against deferred tax assets as of December 31, 2014 and 2013.

The change in the net deferred tax assets primarily relates to the decrease in the deferred tax liability associated with unrealized gains on fixed maturity securities and insurance claims and reserves.

In July 2014, AFG finalized a settlement with the IRS related to tax years 2008 and 2009. As a result, UTAIC’s uncertain tax positions are now effectively settled, allowing UTAIC to reduce its liability for uncertain tax positions by $61,000 in 2014. Although UTAIC will pay $87,000 under this settlement, the reduction in this liability resulted in offsetting increases to UTAIC’s deferred tax liability and, as a result, did not impact its effective tax rate. The following is a progression of UTAIC’s uncertain tax positions, excluding interest and penalties, which all relate to the uncertainty as to the timing of tax return inclusion of investment income of certain debt securities (in thousands):

	2014	2013	2012
Balance at January 1	$148	$106	$249
Reductions for tax positions of prior years	(61)	-	(200)
Additions for tax positions of prior year	-	-	15
Additions for tax positions of current year	-	42	42
Settlements	(87)	-	-
Balance at December 31	$-	$148	$106

Net cash refunds/(payments) for income taxes were $1.7 million, $8.9 million and ($0.7 million) for 2014, 2013 and 2012, respectively.

At December 31, 2014 UTAIC had $1.0 million receivable from AFG for current income taxes which is included in other assets on the Balance Sheet. At December 31, 2013 UTAIC had $1.5 million payable to AFG for current income taxes which is included in other liabilities on the Balance Sheet.

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NOTES TO FINANCIAL STATEMENTS — CONTINUED

J.	Contingencies

UTAIC is involved in litigation from time to time, generally arising in the ordinary course of business. This litigation may include, but is not limited to, general commercial disputes, lawsuits brought by policyholders, employment matters, reinsurance collection matters and actions challenging certain business practices of insurance subsidiaries. None of these matters are expected to have a material adverse impact on UTAIC’s results of operations or financial condition.

K.	Statutory Information

UTAIC is required to file financial statements with state insurance regulatory authorities prepared on an accounting basis prescribed or permitted by such authorities (statutory basis). Net earnings (losses) and capital and surplus on a statutory basis for UTAIC is as follows (in thousands):

Net Earnings/(Losses)			Capital and Surplus
2014	2013	2012	2014	2013
$(36,576)	$3,471	$(16,379)	$56,138	$84,410

The National Association of Insurance Commissioners’ (“NAIC”) model law for risk based capital (“RBC”) applies to life insurance companies. RBC formulas determine the amount of capital that an insurance company needs so that it has an acceptable expectation of not becoming financially impaired. Companies below specific trigger points or ratios are subject to regulatory action. At December 31, 2014 and 2013, the capital ratios of UTAIC exceeded the RBC requirements.

UTAIC did not use any prescribed or permitted statutory accounting practices that differed from the NAIC statutory accounting practices at December 31, 2014 or 2013.

UTAIC received cash capital contributions from its sole shareholder, GAFRI, totaling $10.0 million, $35.0 million and $4.0 million in 2014, 2013 and 2012 respectively. The maximum amount of dividends that can be paid to shareholders in 2015 by life insurance companies domiciled in the State of Texas without prior approval of the Insurance Commissioner is the greater of 10% of statutory surplus as regards to policyholders or statutory net income as of the preceding December 31, but only to the extent of statutory earned surplus as of the preceding December 31. The maximum amount of dividends payable in 2015 by UTAIC without prior approval is $0 based on net loss and/or earned deficit.

L.	Additional Information

Related Parties Certain administrative, management, accounting, actuarial, data processing, collection and investment services are provided under agreements between UTAIC and affiliates. The amount received from Continental General Insurance Company, an affiliate, for such services was $3.2 million, $1.5 million and $5.2 million in 2014, 2013 and 2012, respectively. The amount paid to affiliates for such services was $2.7 million, $3.4 million and $1.2 million 2014, 2013 and 2012, respectively. At December 31, 2014 and 2013 UTAIC had net intercompany receivables of $0.3 million and $0.2 million, respectively.

Operating Leases Total rental expense for leases of office space was $560,000, $481,000 and $397,000 in 2014, 2013 and 2012, respectively. UTAIC leases space from AFG and GAFRI. UTAIC has no contractual obligations for rent but expects to pay similar amounts in future periods to AFG and GAFRI.

Benefit Plans UTAIC expensed approximately $195,000, $178,000 and $336,000 in 2014, 2013 and 2012, respectively, related to the retirement and employee savings plans.

UNITED TEACHER ASSOCIATES INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS — CONTINUED

M.	Subsequent Event

The Company has evaluated subsequent events through September 3, 2015, the date its financial statements were available to be issued.

On April 14, 2015 GAFRI and UTAIC entered into a definitive agreement with HC2 Holding Inc. to sell all of the stock of UTAIC and Continental General Insurance Company, an affiliate. The agreement is subject to receipt of regulatory approvals and is expected to close in the second half of 2015.